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                                                                     EXHIBIT 5.1
                      [LETTERHEAD OF COOLEY GODWARD LLP]


October 26, 1998


Terayon Communication Systems, Inc.
2952 Bunker Hill Lane
Santa Clara, CA  95054


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Terayon Communication Systems, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 5,505,564 shares of the Company's Common Stock, $0.001 par value, (the "Shares"), 5,405,564 shares of which will be offered pursuant to the Company's (i) 1995 Stock Option Plan (the "1995 Plan"), (ii) 1997 Equity Incentive Plan (the "1997 Plan"), (iii) 1998 Non-Employee Directors' Stock Option Plan (the "1998 Directors' Plan") and (iv) 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") (the 1995 Plan, the 1997 Plan, the 1998 Directors' Plan and the 1998 Purchase Plan, collectively, the "Plans"), and 100,000 shares of which will be offered pursuant to options granted outside the Plans.

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward llp

By:  /s/ Deborah A. Marshall
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        Deborah A. Marshall